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                                                                    EXHIBIT 23.7

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 30 and August 17, 2001 on Petrolera Perez Companc S.A.'s financial statements included in Apco Argentina Inc.'s Form 10-K/A for the year ended December 31, 2000, and to all references to our Firm included in this registration statement.


                                                  PISTRELLI, DIAZ Y ASOCIADOS


                                                  By: /s/ DANIEL G. MINANNA
                                                      ------------------------
                                                  Name:   Daniel G. Minanna
                                                  Title:  Partner




Buenos Aires, Argentina
 October 26, 2001